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                      SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C. 20549-1004


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) May 15, 1995

                              KEMPER CORPORATION
            (Exact name of registrant as specified in its charter)

 Delaware                                     1-10242                     36-6169781
(State or other jurisdiction           (Commission File Number)        (I.R.S. Employer
of incorporation or organization)                                       Identification Number)



One Kemper Drive                                                60049
Long Grove, Illinois                                          (Zip Code)
(Address of principal
executive offices)


      Registrant's telephone number, including area code (708) 320-4700



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Item 5. Other Events

MERGER AGREEMENT

On May 15, 1995, Kemper Corporation ("Kemper"), Zurich Insurance Company ("Zurich") and Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P. (collectively, "Insurance Partners," and together with Zurich, the "Investor Group") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Kemper would be acquired in a merger transaction. A copy of Kemper's and the Investor Group's joint press release dated May 16, 1995 is attached hereto as Exhibit 20 and is incorporated herein by reference.
A copy of the Merger Agreement and copies of two related agreements are attached hereto as Exhibits Nos. 2.1, 2.2 and 2.3, respectively, and are incorporated herein by reference.


Item 7. Financial Statements and Exhibits

(b) Exhibits.

        2.1 - Agreement and Plan of Merger dated May 15, 1995 between Zurich Insurance Company, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., ZIP Acquisition Corp. and Kemper Corporation.

        2.2 - Agreement and Plan of Merger dated May 15, 1995 between Zurich Insurance Company, KFS Acquisition Corp., Kemper Financial Services, Inc., Kemper Financial Companies, Inc. and Kemper Corporation.

        2.3 - Letter Agreement dated May 15, 1995 between Zurich Insurance Company, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., Lumbermens Mutual Casualty Company, Kemper Corporation and Kemper Financial Services, Inc.

        4   - Second Amendment to Rights Agreement dated as of May 15, 1995 between Kemper Corporation and Harris Trust and Savings Bank.

        20  - Joint Press Release dated May 16, 1995.








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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          KEMPER CORPORATION

                                BY: /s/ JOHN H. FITZPATRICK
                                    -------------------------------
                                    John H. Fitzpatrick
                                    Executive Vice President
                                    and Chief Financial Officer



May 22, 1995